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                                                                   EXHIBIT 10.39



                                                      Michael M. Sinisgalli, CCM
                                                      Vice President
                                                      Financial Institutions

[FLEET LOGO]                                          FLEET BANK

                                                      Mail Stop CT MO 0250
                                                      777 Main Street
June 19, 1997                                         Hartford, CT 06115
                                                      860-986-2645
                                                      Fax: 860-986-1264


Mr. David V. Weigel, CCM
Vice President and Treasurer
The Mutual Life Insurance Company
  of New York
Glenpoint Center West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666-6888

Dear Dave:

We are pleased to inform you that Fleet National Bank (the "Bank") has approved the extension of a $25,000,000 line of credit for commercial paper backup in favor of The Mutual Life Insurance Company of New York (the "Borrower"), subject to the following terms and conditions:

1. Under the line of credit, upon the request of the Borrower and subject to the terms of this letter, the Bank will make advances to the Borrower from time to time from June 29, 1997 (the "Effective Date") to but not including June 29, 1998 (the "Termination Date") in an aggregate principal amount at any one time outstanding not to exceed the amount set forth in the first paragraph of this letter.

2. The Bank's commitment to lend to the Borrower hereunder shall expire on the date immediately preceding the Termination Date and, if not paid sooner, all outstanding advances under the line of credit shall be repaid on the Termination Date.

3. Each advance under the line of credit shall bear interest at such rate as the Bank and the Borrower may agree to at the time such advance is made.

4. The line of credit will carry a commitment fee of 9.0 basis points per annum on the unused portion of the commitment, payable quarterly on the last day of each calendar quarter, commencing on the first of such dates next succeeding the Effective Date.

5.   The initial advance under the line of credit is subject to (a) execution and delivery to the Bank of a promissory note (the "Note") by a duly authorized officer of the Borrower and (b) receipt by the Bank of such resolutions, certificates or other evidence of the Borrower's authority to borrow hereunder as may reasonably be
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     required by the Bank. The initial advance and each subsequent advance under the line of credit are subject to (i) the absence of any material adverse change in the financial condition, business or results of operation of the Borrower since the date of the latest financial condition, business or results of operation of the Borrower since the date of the latest financial statement delivered to the Bank prior to the date hereof, (ii) the absence of any event of default, or any event which, with the giving of notice or lapse of time or both, would constitute the event of default, under the Note and (iii) the terms and conditions contained in the Note and any document, instrument of agreement evidencing, governing or securing the Note.

6. The Borrower may request advances by telephone or in writing and the Bank may treat all requests purported to be made on behalf of the Borrower to be duly authorized.

If the terms of this letter are acceptable to you please so indicate by having the enclosed counterpart of this letter executed by a duly authorized officer of the Borrower and returning them to the Bank by July 31, 1997. Unless we receive a duly executed copy of this letter by that date, our offer expressed herein shall terminate and be of no further force or effect, The Bank may treat all signatures on this letter as genuine.

                                             Very truly yours,

                                             FLEET NATIONAL BANK


                                             By:   /s/ Michael M. Sinisgalli
                                             Name:     Michael M. Sinisgalli
                                             Title:    Vice President



AGREED TO AND ACCEPTED
The Mutual Life Insurance Company of New York


By: /s/ D.V. Weigel
     Name:   David V. Weigel
     Title:  VP & Treasurer